UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): July 27, 2004


                            O'REILLY AUTOMOTIVE, INC.


             (Exact Name of Registrant as Specified in Its Charter)


         Missouri                                      44-0618012
--------------------------------------------------------------------------------
(State or Other Jurisdiction                  (IRS Employer Identification No.)
     of Incorporation)

                                233 S. Patterson
                           Springfield, Missouri 65802
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  417-862-6708
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


ITEM 9. REGULATION FD DISCLOSURE

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2004
                                     O'REILLY AUTOMOTIVE, INC.

                                     By:/s/ James R. Batten
                                     -------------------------------------------
                                     James R. Batten
                                     Executive Vice President of Finance
                                      Chief Financial Officer and Treasurer
                                      (principal financial officer)

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------------------------------------------------------------

 99.1          Press Release dated July 27, 2004

FOR IMMEDIATE RELEASE

For further information contact:                          David O'Reilly
                                                          James R. Batten
                                                          (417) 862-3333
________________________________________________________________________________

            O'REILLY AUTOMOTIVE, INC. REPORTS SECOND QUARTER RESULTS
                             12.1% OPERATING MARGIN
                          21.3% INCREASE IN NET INCOME
________________________________________________________________________________

Springfield, MO, July 27, 2004 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the second quarter of 2004, representing 43 quarters of record revenues and earnings for O'Reilly since becoming a public company in April 1993.

Net income for the second quarter ended June 30, 2004, totaled $32.7 million, up 21.3% from $26.9 million for the same period in 2003. Diluted earnings per share for the second quarter of 2004 increased 18% to $0.59 on 55.7 million shares compared to $0.50 for the second quarter of 2003 on 54.2 million shares. Product sales for the second quarter ended June 30, 2004, totaled $435.2 million, up 10.7% from $393.1 million for the same period a year ago. Gross profit for the second quarter of 2004 increased to $187.8 million (or 43.2% of product sales) from $165.7 million (or 42.2% of product sales) for the second quarter of 2003, representing an increase of 13.3%.

Net income for the first six months of 2004 totaled $59.8 million, up 28.1% from $46.7 million for the same period a year ago. Diluted earnings per common share for the first six months of 2004 increased 25.6% to $1.08 on 55.6 million shares compared to $0.86 a year ago on 54.0 million shares. Product sales for the first six months of 2004 totaled $838.5 million, up 14.5% from $732.6 million for the same period a year ago. Gross profit for the first six months of 2004 increased to $357.1 million (or 42.6% of product sales) from $306.7 million (or 41.9% of product sales) for the same period a year ago, representing an increase of 16.5%.

Comparable store product sales for stores open at least one year increased 3.8% and 7.8% for the second quarter and first six months of 2004, respectively.

"We are pleased with our overall performance this quarter," said David O'Reilly, co-chairman and chief executive officer. "Despite unusually high amounts of rainfall in the South and significantly cooler temperatures throughout our markets, we posted a 3.8% increase in comparable store product sales for the quarter. We continue to generate positive free cash flow and ended the quarter with $88 million in cash."

The Company will host a conference call Wednesday, July 28, 2004, at 10:00 a.m. central time to discuss its results, as well as future expectations. The call will be available by web cast at www.oreillyauto.com, www.vcall.com or www.streetevents.com. Investors may listen to the conference call live on the Company's web site, www.oreillyauto.com, by clicking "News". A replay will also be available on the web site shortly after the call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,170 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, Tennessee, Texas and Virginia as of June 30, 2004.

The Company claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2003, for more details.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     June 30,      December 31,
                                                      2004             2003
                                                 -------------    -------------
                                                  (Unaudited)        (Note)
                                                (In thousands, except per share
                                                            data)
Assets
Current assets:
   Cash and cash equivalents                       $    88,117      $    21,094
   Accounts receivable, net                             60,573           52,235
   Amounts receivable from vendors, net                 51,603           50,695
   Inventory                                           582,993          554,309
   Deferred income taxes                                 2,393            4,753
   Other current assets                                  7,084            4,399
                                                 -------------    -------------
         Total current assets                          792,763          687,485

Property and equipment, at cost                        704,045          626,142
Accumulated depreciation                               196,512          177,084
                                                 -------------    -------------
         Net property and equipment                    507,533          449,058

Notes receivable                                        22,456           24,313
Other assets, net                                       29,963           26,736
                                                 -------------    -------------
Total assets                                       $ 1,352,715      $ 1,187,592
                                                 =============    =============

Liabilities and shareholders' equity
Current liabilities:
   Income taxes payable                            $    17,380      $     6,872
   Accounts payable                                    258,987          176,513
   Accrued payroll                                      19,447           17,307
   Accrued benefits and withholdings                    32,831           27,368
   Other current liabilities                            21,442           16,883
   Current portion of long-term debt                       776              925
                                                 -------------    -------------
          Total current liabilities                    350,863          245,868

Long-term debt, less current portion                   100,616          120,977
Deferred income taxes                                   35,400           29,448
Other liabilities                                        7,691            7,014

Shareholders' equity:
   Common stock, $0.01 par value:
      Authorized shares - 90,000,000
      Issued and outstanding shares -
        55,108,052 at June 30, 2004,
        and 54,664,976 at December 31, 2003                551              547
   Additional paid-in capital                          316,769          302,691
   Retained earnings                                   540,825          481,047
                                                 -------------    -------------
Total shareholders' equity                             858,145          784,285
                                                 -------------    -------------
Total liabilities and shareholders' equity         $ 1,352,715      $ 1,187,592
                                                 =============    =============

Note: The balance sheet at December 31, 2003, has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                    Three Months Ended        Six Months Ended
                                                          June 30,                June 30,
                                                   ---------------------   ---------------------
                                                      2004       2003         2004        2003
                                                   ---------   ---------   ---------   ---------
                                                        (In thousands, except per share data)
Product sales                                      $ 435,167   $ 393,112   $ 838,461   $ 732,587

Cost of goods sold, including warehouse
  and distribution expenses                          247,409     227,399     481,365     425,928
                                                   ---------   ---------   ---------   ---------
Gross profit                                         187,758     165,713     357,096     306,659
Operating, selling, general and
  administrative expenses                            135,193     120,987     260,759     228,592
                                                   ---------   ---------   ---------   ---------
Operating income                                      52,565      44,726      96,337      78,067
Other expense, net                                      (438)     (1,652)       (884)     (3,415)
                                                   ---------   ---------   ---------   ---------
Income before income taxes                            52,127      43,074      95,453      74,652

Provision for income taxes                            19,475      16,150      35,675      28,000
                                                   ---------   ---------   ---------   ---------
Net income                                         $  32,652   $  26,924   $  59,778   $  46,652
                                                   =========   =========   =========   =========
Net income per common share                        $    0.59   $    0.50   $    1.09   $    0.87
                                                   =========   =========   =========   =========
Net income per common share
  - assuming dilution                              $    0.59   $    0.50   $    1.08   $    0.86
                                                   =========   =========   =========   =========
Weighted-average common shares outstanding            54,934      53,634      54,814      53,518
                                                   =========   =========   =========   =========
Adjusted weighted-average common shares
  outstanding - assuming dilution                     55,720      54,222      55,551      53,988
                                                   =========   =========   =========   =========

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)

                                                                 June 30,
                                                         ----------------------
                                                            2004         2003
                                                         ---------    ---------
Inventory turnover (1)                                         1.7          1.6
Inventory turnover, net of payables (2)                        2.6          2.1

AP to inventory (3)                                           44.4%         27.0%
Debt-to-capital (4)                                           10.6%         16.1%
Return on equity (5)                                          14.4%         13.6%
Return on assets (6)                                           9.3%          8.8%

Square footage (in thousands)                                7,768        6,851

Store count:
  New stores, net (three months ended)                          38           30
  Total stores                                               1,170        1,041

Total employment                                            17,203       15,568


                                                            Three Months Ended
                                                                 June 30,
                                                         ----------------------
                                                            2004         2003
                                                         ---------    ---------
Other information (in thousands):
  Capital expenditures                                   $  41,669    $  35,409
  Depreciation & amortization                            $  11,670    $  10,211
  Interest expense                                       $     975    $   2,075
  Lease & rental expense                                 $   8,833    $   7,943

Sales per weighted-average square foot (7)               $   55.98    $   57.04

Sales per weighted-average store (in thousands) (8)      $     371    $     375

(1) Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2) Calculated as cost of sales divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)  Accounts payable divided by inventory.

(4) The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders' equity.

(5) Last 12 months net income divided by average shareholders' equity. Average shareholders' equity is calculated by taking a simple average of the beginning and ending shareholders' equity for the same period used in determining the numerator.

(6) Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7) Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)  Total  sales  less  jobber  sales,  divided  by  weighted-average   stores.
     Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
             RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                   (Unaudited)

                                                  Three Months Ended         Six Months Ended
                                                       June 30,                   June 30,
                                                ----------------------    ----------------------
                                                   2004        2003         2004          2003
                                                ---------    ---------    ---------    ---------
                                                                (In thousands)
Net cash provided by operating activities       $  78,867    $  55,611    $ 160,878    $ 112,955

Capital expenditures                               41,669       35,409       81,747       67,599
                                                ---------    ---------    ---------    ---------
Free cash flow (1)(2)                           $  37,198    $  20,202    $  79,131    $  45,356
                                                =========    =========    =========    =========

(1) Free cash flow is calculated as net cash provided by operating activities less capital expenditures.

(2) The Company believes that presenting free cash flow provides investors a metric to evaluate the Company's ability to fund its planned growth.